EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT

                                                        State of
       Name                                           Incorporation

   Union Bank and Trust Company of Indiana               Indiana

   Regional Federal Savings Bank                      United States

   Kentucky United Bancorp, Inc.                        Kentucky